                                 SCHEDULE 14A
                                 (Rule14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.     )


Filed by Registrant  [ X ]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:

[   ] Preliminary Proxy Statement    [  ]  Confidential, For Use of the
                                           Commission Only (as permitted by Rule
                                           14a-6(e) (2))

[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Commercial Intertech Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ X ]  No fee required.
   [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and
          0-11.

   (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

   (5)  Total fee paid:


--------------------------------------------------------------------------------

   [    ]  Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------

   [    ]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

--------------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

   (3)  Filing Party:

--------------------------------------------------------------------------------

   (4)  Date Filed:

--------------------------------------------------------------------------------

================================================================================

                        [Logo of Commercial Intertech]


                                           Notice of
                                           Annual Meeting
                                           of
                                           Shareholders
                                           March 24, 1999
                                           and
                                           Proxy Statement



                                    Commercial Intertech Corp.
                                    1775 Logan Avenue
                                    Youngstown, Ohio 44505





================================================================================

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 24, 1999

To the Shareholders of Commercial Intertech Corp.:

     The Annual Meeting of the Shareholders of Commercial Intertech Corp. (the "Annual Meeting") will be held at The Butler Institute of American Art, 524 Wick Avenue, Youngstown, Ohio on Wednesday, March 24, 1999, at 10:00 A.M., Eastern Time, for the following purposes:

    1. Election of four (4) directors of the First Class to serve for a term of three (3) years and until their successors shall have been elected and qualified;

    2. Ratification of the selection of Ernst & Young LLP as independent auditors of the Company's financial statements for the fiscal year ending October 31, 1999; and

    3. Transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof;

all in accordance with the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on January 25, 1999 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         /s/ SHIRLEY M. SHIELDS
                                         SHIRLEY M. SHIELDS
                                         Vice President and Corporate Secretary

January 29, 1999


                        VOTING YOUR PROXY IS IMPORTANT

Prompt action in sending in your proxy will eliminate the expense of further solicitation. An envelope is provided for your use which requires no postage if mailed in the United States. You are receiving a proxy for each account in your household. Please vote, sign and mail all proxies you receive.

                           COMMERCIAL INTERTECH CORP.
                                PROXY STATEMENT
                         Annual Meeting of Shareholders
                                 March 24, 1999

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Commercial Intertech Corp. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at The Butler Institute of American Art, 524 Wick Avenue, Youngstown, Ohio 44502, on Wednesday, March 24, 1999, at 10:00 A.M., Eastern Time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy were first released to shareholders on or about January 29, 1999.

          All shares represented by effective proxies will be voted at the Annual Meeting or any adjournments or postponements thereof, and such vote will be in accordance with the instructions noted on such proxies. Any shareholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by giving written notice to the Secretary of the Company. In addition, if you are present at the meeting, you may revoke your proxy at that time and vote personally on all matters brought before the meeting.

          All shares represented by effective proxies marked "abstain" will be counted as present and entitled to vote for purposes of reaching a quorum at the Annual Meeting or at any adjournments or postponements thereof and will be counted for purposes of voting on any proposal presented at the Annual Meeting or any adjournments or postponements thereof. Abstentions will have no effect on the voting on the proposal to elect four directors of the First Class and will have the same effect as votes cast against the proposal to ratify the selection of Ernst & Young LLP as independent auditors. Broker non-votes will be included in determining the presence of a quorum, but will not be considered as present and entitled to vote with respect to any matter. Broker non-votes will have no effect on the voting on the proposals being considered at the meeting.

                                 VOTING SHARES

          The Board of Directors has fixed the close of business January 25, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. The Company's voting securities outstanding on January 14, 1999 consisted of 14,287,465 shares of its $1 par value common stock (the "Common Stock") (exclusive of 1,943,866 shares of treasury stock) and 926,070 shares of its ESOP Convertible Preferred Stock Series B, no par value, each of which will be entitled to one vote at the Annual Meeting.

     Under the General Corporation Law of Ohio, if a shareholder gives written notice to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for holding the Annual Meeting to elect directors, of such shareholder's desire that the voting be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting, each shareholder has the right to cumulate such voting power as such shareholder possesses and to give one candidate the number of votes equal to the number of directors to be elected, multiplied by the number of shares such shareholder holds, or to distribute such shareholder's votes on the same principle among two or more candidates, as such shareholder sees fit. A shareholder notice to exercise cumulative voting rights at the meeting must be in writing and must be received at the principal executive offices of the Company no later than 10:00 A.M., Eastern Time, on March 22, 1999.

          The ESOP Convertible Preferred Stock Series B is held of record by a trustee for the Commercial Intertech Employee Stock Ownership Plan. The trust for this plan contains pass-through voting provisions for the participants in the plan. Shares which are allocable to a participant's account will be voted by the trustee as directed by the participant. The trustee will vote the shares which are either not allocable to any participant's account, or which are allocable but were not voted by the participant, proportionately as the allocable shares voted by participants were voted.

                           1.  ELECTION OF DIRECTORS
                           -------------------------

          The Code of Regulations of the Company currently provides that the Company shall have not less than nine nor more than 15 directors (the number of directors being currently set at 12) and that the Board shall be classified with respect to the time for which directors shall severally hold office by dividing them into three classes (each of such classes currently consisting of four directors) to hold office for a term of three years.

          Four directors of the First Class are to be elected at the Annual Meeting for a term of three years expiring at the annual meeting in 2002. It is the intention of the persons named in the enclosed form of proxy to vote such proxy as specified or, if no specification is made on a signed and returned proxy, to vote such proxy for the election as directors of the four nominees listed in the table set forth below. Directors of the First Class whose terms of office expire at the Annual Meeting and who are nominated for reelection at the Annual Meeting are Messrs. Charles Cushwa, Galvin, Hill and Kassling, all of whom were elected to their present terms of office by the shareholders at the Company's annual meeting held March 27, 1996.

          The Board of Directors has no reason to believe that any of the persons nominated will not be available. In the event that a vacancy among such original nominees occurs prior to the Annual Meeting, shares represented by the proxies so appointed will be voted for a substitute nominee or nominees designated by the Board of Directors. All of the original nominees have consented to serve if elected. In the event cumulative voting is appropriately called for, the enclosed proxy may be voted in favor of any one or more of the below-named nominees, to the exclusion of the others, and in such order of preference as the proxy holder may determine in his or her discretion.

          The terms of office of Messrs. Bresnahan, William Cushwa, Humphrey and Midgley, directors of the Second Class, will expire at the Company's annual meeting of shareholders in 2000, and the terms of office of Messrs. McDonough, Powers, Smart and Tucker, directors of the Third Class, will expire at the Company's annual meeting of shareholders in 2001. Except for Messrs. William W. Cushwa and Charles B. Cushwa III, who are brothers, none of the directors is related to any other director.

Required Vote

     The four candidates for the office of Director receiving the greatest number of votes shall be elected.

Board Recommendation

     The Board of Directors recommends a vote FOR the election of all of the nominees as directors.


                           INFORMATION AS TO NOMINEES

     The names of the nominees for the office of Director to be elected at the Annual Meeting, together with certain information concerning these nominees, are set forth below:

                Charles B. Cushwa III, age 64 - Director since 1972.

[PHOTO] Retired in 1998 as Director of Cushwa Center for Entrepreneurship, Youngstown State University. Mr. Cushwa joined the Company in 1961 and held various management positions with the Company until retiring in 1988 as the Secretary of the Company. Mr. Cushwa received his bachelor's of arts degree in Sociology and his master's of arts degree in Economics from the University of Notre Dame. Mr. Cushwa is a director of Home Savings and Loan Company, Youngstown, Ohio.

                Nominee for First Class (present term expires in 1999).

                John M. Galvin, age 66 - Director since 1993.

[PHOTO] Private investor and consultant following his retirement in 1992. He was Vice Chairman and Director of The Irvine Company from 1987 to 1992. He has served as President of the Rust Group of Austin, Texas; as Senior Vice President of Aetna Life and Casualty; and as Chief Executive Officer of Aetna's International and Diversified Business Division. He received his bachelor's degree in Business Administration from Indiana University. Mr. Galvin is a Director of Global Marine, Inc., Houston, Texas, and CUNO Incorporated, Meriden, Connecticut.

                Nominee for First Class (present term expires in 1999).


                Richard J. Hill, age 68 - Director since 1993.

[PHOTO] Retired in 1990 as a Certified Public Accountant with Hill, Barth & King, CPAs, a regional certified public accounting firm operating in Ohio, Pennsylvania, Florida and Virginia. Mr. Hill formerly was a general partner and chairman of the Executive Committee of Hill, Barth & King. He received his bachelor's degree in Business Administration from Youngstown State University. Mr. Hill is a director of Panelmatic, Inc., Youngstown, Ohio.

                Nominee for First Class (present term expires in 1999).


                William E. Kassling, age 54 - Director since 1996.

[PHOTO] Chairman, Chief Executive Officer and President of Westinghouse Air Brake Company since 1990. He has served as Management Consultant for Boston Consulting Group; Director, Planning and Development for Clark Equipment Company; and Vice President, Planning, Vice President Group Executive of Building Specialties Group and Railway Products Group for American Standard Incorporated. Mr. Kassling received his bachelor's of science degree in Industrial Management from Purdue University and his master's degree in Business Administration from the University of Chicago. He is a director of Dravo Corporation, Pittsburgh, Pennsylvania, and Scientific Atlanta, Inc., Atlanta, Georgia.

                Nominee for First Class (present term expires in 1999).

                INFORMATION CONCERNING DIRECTORS WHOSE TERMS OF
                    OFFICE WILL CONTINUE AFTER THE MEETING

          The names of the remaining eight directors of the Company and certain information with respect to such directors are as follows:


                William J. Bresnahan, age 48 - Director since 1995.

[PHOTO] President of Hynes Industries. He held sales and marketing positions with Procter & Gamble and Pharmacia, Inc. before joining Hynes Industries in 1980. He held sales and general management positions at Hynes Industries until he was named President in 1989. Mr. Bresnahan received his bachelor's of science degree in Business Administration from Youngstown State University and his master's degree in Business Administration from the University of Pittsburgh. Mr. Bresnahan is a director of the Mahoning National Bank, Youngstown, Ohio.

                Director of Second Class (present term expires in 2000).



                William W. Cushwa, age 61 - Director since 1975.

[PHOTO] Retired in 1996 as Vice President Planning and Assistant Treasurer of the Company. Mr. Cushwa joined the Company in 1960, was elected Assistant Treasurer in 1969, Director of Corporate Planning in 1977 and Vice President Planning and Assistant Treasurer in 1983. Mr. Cushwa received his bachelor's of arts degree from the University of Notre Dame and his master's degree in Business Administration from Case Western Reserve University.

                Director of Second Class (present term expires in 2000).

                Neil D. Humphrey, age 70 - Director since 1985.

[PHOTO] President Emeritus of Youngstown State University, having retired as President in 1992 after eight years in that position. His prior experience includes 10 years as Chancellor of the University of Nevada system. He also served as Budget Director for the State of Nevada. Dr. Humphrey received his bachelor's of arts degree from Idaho State University, his master's of science degree in Government Management from the School of Business Administration of the University of Denver, and his doctorate degree in Education from Brigham Young University.

                Director of Second Class (present term expires in 2000).


                C. Edward Midgley, age 61 - Director since 1995.

[PHOTO] Advisory Director, PaineWebber Incorporated since 1995. Until 1995 he was Co-Head of Investment Banking, Executive Managing Director, Head of Mergers and Acquisitions and member of the Board of Directors of Kidder, Peabody & Co. Incorporated. He has served as Managing Director, Partner and Head of Corporate Finance/Client Coverage Group of Bankers Trust Company; Vice Chairman, Office of the Chief Executive at Fieldcrest Cannon, Inc.; and Vice Chairman of Amoskeag Company. Mr. Midgley received his bachelor's of arts degree in Economics from Princeton University and his master's degree in Business Administration from the Harvard Business School. Mr. Midgley is a director of CUNO Incorporated, Meriden, Connecticut.

                Director of Second Class (present term expires in 2000).


                Gerald C. McDonough, age 70 - Director since 1992.

[PHOTO] Retired in July 1988 as Chairman of the Board and Chief Executive Officer of Leaseway Transportation Corporation. Mr. McDonough received his bachelor's degree in Business Administration from Case Western Reserve University. Mr. McDonough is a director of York International, York, Pennsylvania; CUNO Incorporated, Meriden, Connecticut; and Associated Estates Realty Corporation, Cleveland, Ohio; and he is Chairman of the Independent Trustees of the Fidelity Funds, Boston, Massachusetts.

                Director of Third Class (present term expires in 2001).

                Paul J. Powers, age 63 - Director since 1984.

[PHOTO]         Chairman, President and Chief Executive Officer of the
                Company. Mr. Powers joined the Company in 1982 as Group Vice President of Hydraulics, was elected President and Chief Operating Officer in 1984 and was elected Chairman and Chief Executive Officer in 1987. Mr. Powers received his bachelor's degree in Economics from Merrimack College and his master's degree in Business Administration from George Washington University. Mr. Powers is Chairman of the Board of Directors of CUNO Incorporated, Meriden, Connecticut; he is a director of First Energy Corp., Akron, Ohio; Twin Disc, Inc., Racine, Wisconsin; and Global Marine, Inc., Houston, Texas.

                Director of Third Class (present term expires in 2001).



                George M. Smart, age 53 - Director since 1995.

[PHOTO]         President and Chairman of the Board of Phoenix
                Packaging Corporation. He was President and Chief Executive Officer of Central States Can Co. from 1978 to 1993. He has been President and Chairman of Phoenix Packaging Corporation since 1993. Mr. Smart received his bachelor's of science degree from The Defiance College and his master's degree in Business Administration from the Wharton School, University of Pennsylvania. Mr. Smart is a director of Phoenix Packaging Corporation, North Canton, Ohio; First Energy Corp., Akron, Ohio; and The Defiance College, Defiance, Ohio.

                Director of Third Class (present term expires in 2001).



                Don E. Tucker, age 70 - Director since 1977.

[PHOTO]         Retired Senior Vice President and Chief Administrative
                Officer of the Company. Mr. Tucker joined the Company in 1972 as General Counsel and Assistant Secretary, was elected Senior Vice President and Chief Administrative Officer in 1984 and retired in 1993. Mr. Tucker received his bachelor's of arts degree from Aurora College and his bachelor's of law degree from Yale University.

                Director of Third Class (present term expires in 2001).

                    BOARD MEETINGS AND COMMITTEE INFORMATION

          The Board of Directors held 12 meetings during the year. The Board has established four committees to assist in the discharge of its responsibilities. These are the Executive and Finance, Audit, Pension and Pension Investment, and Management Evaluation and Compensation Committees. There is no nominating committee; the Board as a whole nominates directors for election after receiving recommendations from the Executive and Finance Committee. During the year, all directors attended 75% or more of the aggregate of meetings of the Board and the Board committees to which they were assigned. The total attendance at the meetings of the Board of Directors and committee meetings during the year was 98%.

          The Executive and Finance Committee functions as the Executive Committee provided for in the Company's Code of Regulations and, during the intervals between the meetings of the Board of Directors, possesses and may exercise all the powers of the Board of Directors in the management of the Company in so far as may be permitted by law, except that no obligations or indebtedness other than those properly pertaining to current business shall be contracted without authorization by the Board of Directors. This Committee is responsible for making recommendations to the Board of Directors on candidates for election and reelection to the Board; has the responsibility for overseeing and ensuring that the Company's financial resources are managed prudently and cost effectively, with emphasis on those issues which are long-term in nature; and also makes recommendations to the Board of Directors as to debt and capital structure, issuance of shares or repurchase of outstanding shares, dividend policy and the declaration of dividends, acquisitions and divestitures, and any other financial matters deemed appropriate by the Committee. During the past year, this Committee held 11 meetings. This Committee consists of six members as follows: Messrs. Powers (Chairman), Galvin, Humphrey, McDonough, Midgley and Tucker.

          The Audit Committee has the responsibility for recommending the selection of the independent auditors by the Board of Directors; reviewing with such auditors, prior to the commencement of or during the audit for each fiscal year, the scope of the examination to be made; reviewing with such auditors the certified financial reports, any changes in accounting policies, the services rendered by such auditors (including management consulting services) and the effect of such services on the independence of such auditors; reviewing the Company's internal audit and control functions; considering such other matters relating to such audits and to the accounting procedures employed by the Company as the Audit Committee may deem appropriate; and reporting to the full Board of Directors regarding all of the foregoing. During the past year, this Committee held three meetings with the auditors. This Committee consists of seven members as follows: Messrs. Hill (Chairman), Bresnahan, Charles Cushwa, William Cushwa, Kassling, Smart and Tucker. None of the members of the Audit Committee is an employee of the Company.

          The Pension and Pension Investment Committee has the responsibility for overseeing and evaluating the investment of the Company's pension plan assets, selecting fund managers, reviewing their performance, designating the proportion of pension contributions assigned to such managers and monitoring plan liabilities for changes which might influence investment decisions. During the past year, this Committee held one meeting. This Committee consists of six members: Messrs. McDonough (Chairman),

Bresnahan, Charles Cushwa, William Cushwa, Kassling and Smart. None of the members of the Pension and Pension Investment Committee is an employee of the Company.

          The Management Evaluation and Compensation Committee has the authority to determine annual salaries and bonuses for all elected officers and senior management; constitutes the "Committee" contemplated by the Company's various stock option and award plans with the responsibility for administering such plans; approves incentive and deferred compensation plans and the funding arrangements related thereto for elected officers and senior management; and has the responsibility for evaluating the performance of the Chief Executive Officer and officers of the Company on an annual basis for purposes of compensation. During the past year, this Committee held four meetings. This Committee is comprised of the following five independent directors: Messrs. Humphrey (Chairman), Galvin, Hill, McDonough and Midgley. None of the members of the Management Evaluation and Compensation Committee is an employee or former employee of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1998, all officers, directors and greater than ten-percent beneficial owners complied with applicable Section 16(a) filing requirements; except that Mr. William Cushwa inadvertently failed to timely file a Form 5 to report one exempt transaction. Mr. Cushwa subsequently filed a Form 5.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the cash compensation paid by the Company for services rendered during the fiscal years ended October 31 of the years listed below to its Chief Executive Officer and the four highest-paid executive officers of the Company whose total annual salary and bonus exceed $100,000 during fiscal 1998 (each, including the Chief Executive Officer, a "Named Executive Officer").

                           SUMMARY COMPENSATION TABLE

                                                                        Long-Term Compensation
                                                             ------------------------------------------

                                Annual Compensation                    Awards                 Payouts
                         ---------------------------------   ----------------------------   -----------
                                                                              Securities
                                                                               Under-
                                                              Restricted        lying           LTIP               All Other
Name and                              Salary         Bonus   Stock Awards      Options         Payouts           Compensation
Principal Position        Year         ($)            ($)      ($) (2)         (#) (3)           ($)                 ($)
-------------------      ------     ---------      --------  -------------    -----------     ---------         --------------

Paul J. Powers             1998       529,167        487,500      195,007         45,000       2,470,596             18,633(4)
Chairman, President        1997       500,000        500,000          -0-         55,000             -0-             15,870
and Chief Executive        1996       472,500        640,000      191,995         94,132         846,943             16,023
Officer

Bruce C. Wheatley          1998       243,333        116,250       46,494         11,500         404,517             12,808(5)
Senior Vice President-     1997       235,000         86,250       34,508         12,500             -0-              9,478
Administration             1996       233,333        105,000       42,002         22,412         201,653              8,098

John Gilchrist             1998       227,000        100,000          -0-         15,000          73,656             12,318(6)
Group Vice President       1997       212,000         60,000          -0-         15,000             -0-              8,788
                           1996       210,000         33,125          -0-         22,412         237,930              7,398

Steven J. Hewitt           1998       220,833        120,000       48,007         17,500          57,791             11,079(7)
Senior Vice President      1997       194,583        110,000          -0-         12,500             -0-              6,352
and Chief Financial        1996       132,500         60,000          -0-          5,604          29,927                856
Officer

Robert A. Calcagni (1)     1998       207,500        120,000          -0-         12,000         146,193             11,733(8)
Group Vice President       1997       195,000        155,000          -0-         10,000             -0-              8,278
                           1996       193,083         75,000          -0-         17,930          60,495              6,891

(1)   Robert A. Calcagni retired on January 1, 1999.

(2) This column shows the market value of restricted share awards on the date of award. The aggregate holdings/value of Restricted Stock held on October 31, 1998 by the individuals listed in this table, not including awards which were earned after the end of the fiscal year as part of the Salaried Employee Incentive Plan (the "SEIP") and were elected to be taken in the form of restricted stock, as described in the Management Evaluation and Compensation Committee Report on Executive Compensation, were: Paul J. Powers - 60,755 shares/$1,082,198; Bruce C. Wheatley - 7,234 shares/$128,856; John Gilchrist - 644 shares/$11,471; Steven J. Hewitt - 644 shares/$11,471 and Robert A. Calcagni - 0 shares/$ 0. Regular quarterly dividends are paid on Restricted Stock held by these individuals.

(3) The number of shares reported for 1996 reflects adjustments made by the Management Evaluation and Compensation Committee in connection with the spin-off of CUNO Incorporated in 1996.

(4) Includes Company matching contributions to Mr. Powers' Non-Qualified Stock Purchase Plan account in the amount of $11,075; Company matching contribution to his 401(k) Plan account in the amount of $2,000; and Company pay-based contribution to his Employee Stock Ownership Plan account in the amount of $5,558.

(5) Includes Company matching contributions to Mr. Wheatley's Non-Qualified Stock Purchase Plan account in the amount of $2,500; Company matching contribution to his 401(k) Plan account in the amount of $4,750; and Company pay-based contribution to his Employee Stock Ownership Plan account in the amount of $5,558.

(6) Includes Company matching contributions to Mr. Gilchrist's Non-Qualified Stock Purchase Plan account in the amount of $2,010; Company matching contribution to his 401(k) Plan account in the amount of $4,750; and Company pay-based contribution to his Employee Stock Ownership Plan account in the amount of $5,558.

(7) Includes Company matching contributions to Mr. Hewitt's Non-Qualified Stock Purchase Plan account in the amount of $1,521; Company matching contribution to his 401(k) Plan account in the amount of $4,000; and Company pay-based contribution to his Employee Stock Ownership Plan account in the amount of $5,558.

(8) Includes Company matching contributions to Mr. Calcagni's Non-Qualified Stock Purchase Plan account in the amount of $1,425; Company matching contribution to his 401(k) Plan account in the amount of $4,750; and Company pay-based contribution to his Employee Stock Ownership Plan account in the amount of $5,558.

     The following table sets forth, for each of the Named Executive Officers, options to purchase Common Stock granted during fiscal 1998 pursuant to the Commercial Intertech Corp. Stock Option and Award Plan of 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   Potential Realizable Value
                                                                                                      at Assumed Annual Rates
                                                                                                    of Stock Price Appreciation
                                         Individual Grants                                              for Option Term (2)
---------------------------------------------------------------------------------------------     -----------------------------
                                                   Percent of
                          Number of                  Total
                          Securities                Options       Exercise
                          Underlying               Granted to      or Base
                           Options                 Employees        Price              Expira-
                           Granted                 in Fiscal      ($/Share)             tion              5%               10%
     Name                   (#)(1)                     Year         ($)(1)               Date            ($)                ($)
------------------       ------------             ------------   -----------          ----------      ----------       -------------


Paul J. Powers              45,000                    32.1          18.9375             1/27/08         536,026           1,358,387

Bruce C. Wheatley           11,500                     8.2          18.9375             1/27/08         136,984             347,143

John Gilchrist              15,000                    10.7          18.9375             1/27/08         178,675             452,796

Steven J. Hewitt            17,500                    12.5          18.9375             1/27/08         208,455             528,262

Robert A. Calcagni          12,000                     8.6          18.9375             1/27/08         142,940             362,237


(1) The non-qualified stock options listed in the above table were granted subject to a three-year vesting period, with the options granted becoming exercisable with respect to 50% of the underlying shares of Common Stock on the second anniversary of the grant date and becoming exercisable with respect to the remaining 50% of the underlying shares on the third anniversary of the grant date. The exercisability of the options may be accelerated in the event of a change in control or a potential change in control. No SARs were granted in the last fiscal year.

(2) Potential Realizable Value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation prescribed by rules of the Securities and Exchange Commission. Actual gains will be dependent on the future performance of the Common Stock and the option holders' continued employment throughout the vesting period. The amounts reflected in the table may not necessarily be achieved.

     The following table sets forth, for each of the Named Executive Officers, information regarding the exercise of options to purchase Common Stock during fiscal 1998 and unexercised options held as of the end of fiscal 1998, pursuant to the Company's Stock Option and Award Plans.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   Number of
                                                                   Securities                 Value of
                                                                   Underlying                Unexercised
                                                                  Unexercised               In-the-Money
                                                                   Options at                Options at
                                                                Fiscal Year-End          Fiscal Year-End (1)
                                                                        #                         ($)
                             Shares                           ----------------------    -----------------------
                            Acquired          Value
                           on Exercise       Realized              Exercisable/              Exercisable/
      Name                    (#)              ($)                Unexercisable              Unexercisable
-------------------       --------------   -------------      ----------------------    -----------------------
Paul J. Powers                123,567         1,944,579            288,858/147,066          3,117,948/713,555

Bruce C. Wheatley              11,733           160,605             49,904/ 35,206            520,657/166,953

John Gilchrist                 28,717           324,361                 0 / 41,206                 0 /179,297

Steven J. Hewitt                5,043            64,825                 0 / 32,802                 0 / 88,032

Robert A. Calcagni             22,413           241,103                 0 / 30,965                 0 /133,564


(1) The value per option is calculated by subtracting the exercise price from the October 31, 1998 closing price of the Company's Common Stock on the New York Stock Exchange, which was $17.8125 per share.

                              RETIREMENT BENEFITS

     Employees may retire from the Company with unreduced benefits under the Company's retirement plans at age 65 or later with 25 or more years of service. The table below shows the estimated annual pension benefits provided under the Company's Pension Plan for Salaried Employees and supplemental executive retirement plans for employees in higher salary classifications retiring at age 65 or later.

     Estimated total annual retirement benefits under the Pension Plan for Salaried Employees and supplemental executive retirement plans

                               PENSION PLAN TABLE

                                                               Years of Service
                         --------------------------------------------------------------------------------------------------
  Remuneration                 15                 20                  25                    30                     35
----------------         ---------------     ---------------   -----------------     ----------------       ---------------
    $ 150,000              $ 40,226            $ 53,635            $ 67,044              $ 70,396               $ 73,748

     200,000                 55,226              73,635              92,044                96,646                101,248

     250,000                 70,226              93,635             117,044               122,896                128,748

     500,000                145,226             193,635             242,044               254,146                266,248

     750,000                220,226             293,635             367,044               385,396                403,748

    1,000,000               295,226             393,635             492,044               516,646                541,248

    1,250,000               370,226             493,635             617,044               647,896                678,748


     Benefits under the plans are calculated generally under a formula of 50% of the participant's final average compensation, reduced by 50% of the participant's estimated social security benefits, reflected in the table in the form of a straight life annuity. The compensation covered by the pension plan is base salary as set forth in the Salary column of the Summary Compensation Table on page 12. The compensation covered by the supplemental executive retirement plans is also base salary, as set forth in the Summary Compensation Table, for those executives participating, other than the Chief Executive Officer and the Senior Vice Presidents, for which the compensation covered is base salary plus bonus as set forth in the Summary Compensation Table, plus bonus earned but elected to be taken in the form of restricted stock and deferred into a later year. As of December 31, 1998, the following executive officers had the following credited years of service under the pension plan with the Company: Mr. Powers, 16; Mr. Wheatley, 6; Mr. Gilchrist, 30; Mr. Hewitt, 29; and Mr. Calcagni, 32.

            MANAGEMENT EVALUATION AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION


Overall Policy and Administration

     The Company's executive compensation program, as developed and administered by the Management Evaluation and Compensation Committee of the Board of Directors ("the Compensation Committee"), is designed to preserve and enhance shareholder value. Within a strategy that links executive and shareholder financial interests, the executive compensation program is designed to:

 . Motivate executives toward long-term strategic management of the Company's assets and operations through stock programs that focus executive attention on increasing shareholder value.

 . Recognize and reward individual contributions and achievements, as well as overall business performance, via annual incentives which are tied to annual operating, financial and strategic objectives.

 . Provide a competitive salary structure to attract and retain the executive talent necessary to ensure the Company's continued profitable growth.

     The Compensation Committee establishes salaries for corporate officers and administers the Company's Senior Management Target Incentive Plan (the "SMTIP"), Salaried Employee Incentive Plan (the "SEIP") and Stock Option and Award Plans. In its decision-making process, the Compensation Committee uses independent compensation consultants and may periodically seek input from appropriate Company executives.

     To further the Compensation Committee's strategy of linking executive and shareholder financial interests, in recent years the Compensation Committee has adjusted the mix of each executive's overall compensation components to increase the emphasis on performance-based (annual cash incentive awards, stock options and performance shares) versus fixed (base salary and restricted stock) compensation.

Base Salaries

     In establishing base salaries of Company executives, the Compensation Committee generally targets market median (50th percentile) compensation levels of senior executives and other corporate officers in comparably sized durable goods manufacturing companies. Other factors such as availability of talent, the recruiting requirements of the particular situation, experience and anticipated performance are considered in determining individual base salary compensation levels and may result in salaries above or below the stated target.

     The Compensation Committee uses data from several executive compensation surveys. The number of participant companies appearing in these surveys is more extensive than the peer group established for performance graph purposes, reflecting the broader group of companies with which the Company competes for executive talent.

     Any adjustments in the base salaries of senior executives and other corporate officers are dependent upon such factors as the executive's current responsibilities and experience, competitive compensation practices at comparably sized durable goods manufacturing companies and the Compensation Committee's judgment regarding the performance of the executive.

Annual Incentive Compensation

     The Compensation Committee administers two annual incentive plans. The SMTIP was approved by shareholders in 1995 and is a performance-based plan in which potential payouts are set in accordance with the requirements of Internal Revenue Code Section 162(m).

     In addition, the Compensation Committee administers the SEIP which provides compensation that is not performance-based as defined in Code Section 162(m), but which is based on both objective and subjective evaluations of individual executive performance.

The Senior Management Target Incentive Plan

     The SMTIP provides annual incentive compensation to the Company's six senior executives based solely on the achievement of predetermined financial performance objectives, including group operating income and corporate net income, return on group sales and return on group assets. Target awards range from 35% to 60% of base salary.

The Salaried Employee Incentive Plan

     The SEIP provides senior and top managers an opportunity to earn annual cash payments (target incentive awards) based primarily on the achievement of important financial goals (operating and net income, return on sales and return on assets), as well as individual objectives. A threshold level of net income must be achieved before any payments are made.

     The Compensation Committee selects participants in the SEIP (of which there were 100 in 1998) and determines accompanying target award ranges (from 10% to 40% of base salary) according primarily to individual responsibility levels and market median data for comparably sized durable goods manufacturing companies.

     To enhance the Company's objectives of encouraging additional executive stock ownership and increasing Company cash flow, certain participants in the SMTIP and SEIP may elect to receive up to 50% of their earned awards in the form of restricted stock. If the participant elects part of an earned award in restricted stock, the Company increases the stock award by a fixed percentage. The vesting period associated with the stock award is three years and the shares are forfeited in the event a participant voluntarily leaves the Company (other than upon retirement) or is terminated "for cause."

The Stock Option and Award Plans

     The Company's Stock Option and Award Plans allow for the grant of a variety of stock incentive instruments, including nonqualified (i.e., non-tax-preferred) and incentive stock options, stock appreciation rights, restricted stock and performance shares.

     For many years, the Company has made annual stock option grants to its key executives to create a direct link between shareholder and executive interests. In determining stock option awards, the Compensation Committee considers such factors as median competitive award levels, the size of previous stock option awards and Company and individual performance.

     The performance share program, first initiated in fiscal 1993, is a longer-term incentive program designed to motivate key executives whose efforts result in the achievement of sustained financial results leading to increased shareholder value. Designed to replace substantially the restricted stock grants previously made to key executives, the Compensation Committee believes performance shares better align executive and shareholder financial interests. In 1998, no performance share grants were made.

     Depending on the responsibilities within the Company, performance shares are earned based on average corporate and/or group return on equity (the "ROE") (and divisional operating income for certain executives) over a three-year performance period. In future years, the Compensation Committee may consider other measures of shareholder value and performance periods, as appropriate, in light of the Company's strategic objectives. Threshold levels of ROE and, in certain cases, operating income must be achieved before any distributions are made.

     Historically, the Company has granted stock options on an annual basis while performance shares are granted every other year.

     In the past the Company has also periodically granted time-lapse restricted stock to its key executives. Restricted stock is now used only in special circumstances, such as to attract new key executives for employment with the Company and in other similar non-recurring circumstances.

Chief Executive Officer Compensation

     Mr. Powers' annual base salary for fiscal 1998 was $529,167. Mr. Powers' salary was based on the Compensation Committee's judgment regarding his performance, his service to the Company and competitive salary levels for CEOs of comparably sized durable goods manufacturing companies.

     For performance in fiscal 1998, Mr. Powers received a payment under the SMTIP of $449,400. This payment was based on a predetermined formula based on corporate net income set by the Compensation Committee and certified by the Compensation Committee in accordance with the provisions of Internal Revenue Code Section 162(m). In addition, Mr. Powers received a payment from the SEIP of $200,600 based on the Compensation Committee's judgment as to Mr. Powers' achievement of individual goals and objectives during 1998.

     Mr. Powers received options to purchase 45,000 shares of Common Stock in 1998. In determining this grant, the Compensation Committee considered Company and individual performance, the size of previous awards and market median long-term incentive statistics. Mr. Powers did not receive a performance share grant in 1998.

Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code caps at $1 million the allowable federal income tax deduction for compensation paid to each of the proxy-reported executive officers of a public company. However, the deduction limit does not apply to compensation paid under a plan that meets certain requirements for performance-based compensation. It is the Compensation Committee's general policy to structure the major components of the Company's incentive compensation programs to qualify as performance-based compensation and to preserve the deductibility of compensation paid to executive officers on an ongoing basis.

By:  The Management Evaluation and Compensation Committee

     Neil D. Humphrey, Chairman    Gerald C. McDonough
     John M. Galvin                C. Edward Midgley
     Richard J. Hill

Compensation of Directors

     Directors who are not employees of the Company receive an annual retainer fee in the amount of $20,000, plus $1,000 for attending each meeting of the Board of Directors and reimbursement for related expenses. They also receive $950 for attending each committee meeting. Each director can elect to take up to 100% of his annual retainer and Board meeting fees in the form of Company stock, in which case the amount is increased by 20%. Directors who are employees of the Company do not receive compensation for serving as directors.

     A non-employee director who retires with at least ten years of non-employee Board service will be paid a retirement benefit for life consisting of an annual amount equal to the Board retainer being paid to such director at the time of retirement. Retiring directors with less than ten years of non-employee Board service will receive proportionally decreased amounts. Non-employee directors are also entitled to receive automatically a non-qualified stock option to purchase 2,250 shares of Common Stock upon election to a new three-year term.
In addition, non-employee directors received awards of 1,500 performance shares on November 1, 1997 and 2,000 performance shares on November 1, 1998 and biannually thereafter will receive awards of 2,000 performance shares. The 1,500 performance shares awarded to each non-employee director in 1997 will be earned based upon the achievement of certain Company financial targets during a two-year cycle, and future performance share awards will be earned during a three-year cycle.

     One of the Company's non-employee directors, Don E. Tucker, who was formerly Senior Vice President and Chief Administrative Officer of the Company, provides consulting services to the Company. Fees paid by the Company to Mr. Tucker for those services during fiscal 1998 were $48,000.

Employment Agreements

     On July 27, 1994, the Company entered into an Employment Agreement with Paul J. Powers. Mr. Powers' Employment Agreement expires on February 28, 2000. The Employment Agreement provides for the payment of a base salary of $465,000, which can be increased at the discretion of the Compensation Committee. Additionally, under the Employment Agreement Mr. Powers must be eligible to (1) receive cash bonuses as part of the Company's SEIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the Employment Agreement provides that, in the event of Mr. Powers' termination without cause (as defined in the Employment Agreement), Mr. Powers will receive a lump sum payment equal to two and one-half times his most recent annual cash compensation. Finally, the Employment Agreement provides that Mr. Powers will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans and long-term disability plans.

Termination Benefits

     During 1996, the Company entered into termination and change of control agreements ("Termination Agreements") with the executive officers listed in the Summary Compensation Table. Under these Termination Agreements, each of such executive officers is entitled to receive the following:

 . If a termination of employment occurs prior to a "Change of Control" (as defined in the Termination Agreements) and is at the request of the Company but without "cause" (as defined in the Termination Agreements), the officer will receive one times his base salary and otherwise vested amounts and benefits under the Company's compensation and benefit plans.

 . If the termination of employment occurs after a Change of Control and is either at the Company's request but without cause or is initiated by the officer for "Good Reason" (as defined in the Termination Agreements), the officer will receive (i) three times the sum of his base salary and his highest annual bonus, (ii) his highest recent bonus, (iii) the actuarial value of his accrued benefit under the supplemental retirement benefit plans, including, for certain officers, additional years of accrual, (iv) the full value of performance shares assuming at least 100% target performance, (v) vested and accrued benefits under other benefit and compensation plans, and
   (vi) a continuation of medical benefits for three years and certain other perquisites including automobile lease payments, outplacement services, club dues, tax planning, relocation expenses

  (including home repurchase) and insurance. The Company is obligated to set aside in trust sufficient assets to fund its obligations. In addition, because payments could be subject to an excise tax, the officers will receive an additional amount for excise tax payments, if applicable.

     Under the Termination Agreements, each executive officer has agreed not to compete against the Company for certain periods of time.



             Comparison of Five Year Cumulative Total Return Among Commercial Intertech Corp. ("TEC"), New York Stock Exchange ("NYSE") and Dow Jones Industrial Diversified Industry Group ("DJID") Indices



                             [GRAPH APPEARS HERE]


                    1993             1994             1995             1996             1997             1998
               ---------------  ---------------  ---------------  ---------------  ---------------  ---------------
TEC                $100.00          $149.18          $138.16          $219.67          $334.23          $377.77

DJID               $100.00          $103.38          $116.94          $151.09          $188.56          $181.43

NYSE               $100.00          $103.72          $121.76          $148.68          $193.44          $223.13

Assumes $100 invested on October 31, 1993.

Total return assumes reinvestment of dividends.

Data as of October 31 of each year.

In accordance with Securities and Exchange Commission guidelines, the New York Stock Exchange (NYSE) Index was selected as the broad market indicator because Commercial Intertech (TEC) shares are traded on the NYSE.

The Dow Jones Industrial Diversified (DJID) Index was selected as the industry index because TEC is included in this index along with a number of competitors and other companies involved in two or more industries or whose products are used in many different industries.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The directors, nominees for the office of director, the Named Executive Officers and all directors and executive officers as a group were the beneficial owners of the Company's voting shares, as of December 31, 1998, as set forth below. Unless otherwise indicated below, the persons in the following table have sole voting and sole investment power with respect to all shares shown as beneficially owned by them.

                                     Amount and Nature of Beneficial Ownership
                                   ---------------------------------------------              Percent
   Name of Beneficial                                                                        of Voting
         Owner                           Common                 Preferred (11)                 Shares
------------------------          ---------------------      -------------------         ------------------
William J. Bresnahan                    7,691(1)                       -                          *

Robert A. Calcagni                     70,887(1)(2)(3)                1,191                       *

Charles B. Cushwa III                 232,017(1)(4)(5)(6)              -                        1.52%

William W. Cushwa                     181,407(1)(3)(4)(7)               389                     1.19%

John M. Galvin                         16,382(1)                       -                          *

John Gilchrist                         62,678(1)(3)                   1,121                       *

Steven J. Hewitt                       42,946(1)(2)(3)                  628                       *

Richard J. Hill                        16,512(1)(8)                    -                          *

Neil D. Humphrey                       14,455(1)(9)                    -                          *

William E. Kassling                    18,862(1)                       -                          *

Gerald C. McDonough                     9,362(1)                       -                          *

C. Edward Midgley                      29,179(1)                       -                          *

Paul J. Powers                        611,986(1)(2)(3)                1,414                     3.93%

George M. Smart                         9,358(1)                       -                          *

Don E. Tucker                         150,493(1)(2)(4)(10)             -                          *

Bruce C. Wheatley                     108,869(1)(2)(3)                  569                       *

                                     Amount and Nature of Beneficial Ownership
                                   ---------------------------------------------              Percent
   Name of Beneficial                                                                        of Voting
         Owner                           Common                   Preferred                    Shares
------------------------          ---------------------      -------------------         ------------------
All Directors and
Executive Officers as a
Group (18) people                        1,682,923                   7,343                        10.72%

*less than 1%

     (1) Includes shares of Common Stock acquirable within 60 days of December 31, 1998 upon exercise of options issued under the Company's Stock Option and
Award Plans as follows:   Mr. Bresnahan - 3,612 shares; Mr. Calcagni - 13,965
shares; Mr. Charles Cushwa - 3,362 shares; Mr. William Cushwa - 750 shares; Mr. Galvin - 8,405 shares; Mr. Gilchrist - 18,706 shares; Mr. Hewitt - 9,052 shares; Mr. Hill - 3,362 shares; Mr. Humphrey - 2,431 shares; Mr. Kassling - 3,362 shares; Mr. McDonough - 3,362 shares; Mr. Midgley - 4,112 shares; Mr. Powers - 363,424 shares; Mr. Smart - 3,362 shares; Mr. Tucker - 5,043 shares; and Mr. Wheatley - 67,360 shares.

     (2) Includes the following number of shares of Common Stock (fractional shares not shown) credited to the accounts of the above-named beneficial owners by the trustee acting under the provisions of the Company's 401(k) plan: Mr. Calcagni - 2,495 shares; Mr. Hewitt - 2,323 shares; Mr. Powers - 14,184 shares; Mr. Tucker - 11,483 shares; and Mr. Wheatley - 5,489 shares. Participants in the Company's 401(k) plan have shared voting power and sole dispositive power of the shares in their accounts.

     (3) Includes the following number of shares of Common Stock (fractional shares not shown) as a result of participation in the Commercial Intertech Employee Stock Ownership Plan (the "ESOP Plan"): Mr. Calcagni - 1,009 shares; Mr. William Cushwa - 1,909 shares; Mr. Gilchrist - 1,003 shares; Mr. Hewitt - 5 shares; Mr. Powers - 2,183 shares; and Mr. Wheatley - 515 shares. Participants in the ESOP Plan have shared voting power and no dispositive power of the shares in their accounts.

     (4) Does not include Common Stock owned by the members of the above-mentioned individuals' families who share their homes, as follows: Mr. Charles Cushwa - 947 shares; Mr. William Cushwa - 32,189 shares; Mr. Tucker - 1,146 shares. Beneficial ownership thereof is disclaimed by the respective named individuals.

     (5) Includes 23,300 shares of Common Stock held in various trusts, in which the children of Charles B. Cushwa III have a remainder interest, and of which National City Bank, N.E. and Charles B. Cushwa III are co-trustees. Includes 38,396 shares of Common Stock held in a trust, in which the children of Charles B. Cushwa III have a remainder interest and of which National City Bank, N.E. and Charles B. Cushwa III are co-trustees. Includes 35,000 shares of Common Stock held in various trusts, in which the children of Charles B. Cushwa III's deceased sister have a remainder interest, and of which National City Bank, N.E. and Charles B. Cushwa III are co-trustees. Beneficial ownership thereof is disclaimed by Mr. Charles
B. Cushwa III.

     (6) Includes 47,908 shares of Common Stock held by the Charles B. Cushwa III Limited Partnership over which Mr. Cushwa has sole voting and dispositive power.

     (7) Includes 35,000 shares of Common Stock held in various trusts, in which the children of William W. Cushwa have a remainder interest and of which National City Bank, N.E. and William W. Cushwa are co-trustees. Includes 53,550 shares of Common Stock held in various trusts, in which the children of William
W. Cushwa have a remainder interest and of which National City Bank, N.E. and William W. Cushwa are co-trustees. Beneficial ownership thereof is disclaimed by Mr. William W. Cushwa.

     (8) Includes 10,749 shares of Common Stock held by a trust of which Richard J. Hill is sole trustee.

     (9) Includes 2,488 shares of Common Stock (fractional shares not shown) held by a trust of which Neil D. Humphrey is co-trustee, with his wife, and 4,469 shares of Common Stock (fractional shares not shown), over all of which Dr. Humphrey shares voting and investment power with his wife.

     (10)  Includes 130,963 shares of Common Stock held by a trust of which Don
E. Tucker is sole trustee.

     (11) Shares of Series B Preferred Stock which are convertible into Common Stock upon participant's termination from employment at a rate of 3.0227 per share (fractional shares not shown) held as a result of participation in the ESOP Plan.

     The information set forth above concerning beneficial ownership is based on information received from the persons named. None of such persons, directly or indirectly, owns beneficially any equity securities of any subsidiary of the Company.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The name of any person or "group" (as that term is used in the Exchange
Act) known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities as of December 31, 1998 is set forth below:

                                                             Amount and
   Title                     Name and Address                 Nature of                    Percent           Percent of
    of                               of                       Beneficial                     of              All Voting
   Class                      Beneficial Owner                Ownership                     Class              Shares
--------------------  -------------------------------  ---------------------             -----------        ------------
Common                National City Bank, N.E.                   778,287 (1)                  5.44%           5.11%
                      P.O. Box 450
                      Youngstown, OH  44501

Common                LaSalle National Bank                      369,219 (2)                  2.58%           2.42%
                      135 South LaSalle St.
                      Chicago, IL  60603

Series B              LaSalle National Bank                      926,070 (3)                 100.0%           6.08%
Preferred             135 South LaSalle St.
                      Chicago, IL  60603

     (1) National City Bank has sole voting power over 634,978 shares, shared voting power over 140,551 shares and no voting power over 2,758 shares, and National City Bank has sole investment power over 107,285 shares, shared investment power over 553,112 shares and no investment power over 117,890 shares.

     (2) LaSalle National Bank has shared voting power and sole investment power over all of these shares.

     (3) This figure represents all of the outstanding ESOP Convertible Preferred Stock Series B held of record by LaSalle National Bank (trustee) for the benefit of participants in the Commercial Intertech Employee Stock Ownership Plan. LaSalle National Bank has shared voting power and sole investment power over all of these shares of Preferred Stock Series B. The trust for this Plan contains provisions for pass-through voting rights to the employee participants in the plan.

                     2.  SELECTION OF INDEPENDENT AUDITORS
                     -------------------------------------

     The Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending October 31, 1999. Ernst & Young LLP has served the Company in this capacity since 1921. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and will also be available to respond to appropriate questions from shareholders.

     Unless contrary instructions are noted on the proxy, it will be voted to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors of the Company's financial statements for the fiscal year ending October 31, 1999.

Required Vote

     The affirmative vote of the holders of a majority of the voting shares represented in person or by proxy at the Annual Meeting is required for such ratification.

Board Recommendation

     The Board of Directors recommends a vote FOR the approval of Ernst & Young LLP as independent auditors.

                         ANNUAL REPORT TO SHAREHOLDERS

     The Annual Report of the Company and its subsidiaries for the fiscal year ended October 31, 1998, including financial statements reflecting the financial position and results of operations of the Company and its subsidiaries for that year, is being mailed to shareholders simultaneously with this Proxy Statement. The Annual Report is not deemed to have been filed with the Securities and Exchange Commission and is not part of this proxy solicitation.

                      2000 ANNUAL MEETING OF SHAREHOLDERS

     The deadline for receipt by the Company of shareholders' proposals for inclusion in the Company's proxy statement and form of proxy for its 2000 annual meeting of shareholders (the "2000 Meeting") is October 1, 1999. Any shareholder proposal for consideration at the 2000 Meeting will be considered untimely if received by the Company later than December 15, 1999. The Company form of proxy for the 2000 Meeting will confer discretionary authority upon the persons named as proxies to vote on any untimely shareholder proposals.

                                   FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1998, as filed with the Securities and Exchange Commission, may be obtained by shareholders after January 31, 1999, without charge, on written request directed to the Secretary, Commercial Intertech Corp., P.O. Box 239, Youngstown, Ohio 44501.

                               3.  OTHER MATTERS
                               -----------------

     The Board of Directors does not know of any matters of business to be presented for action at the meeting other than as set forth above. The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matters that may properly be brought before the meeting.

                            SOLICITATION OF PROXIES

     The enclosed form of proxy is solicited by the Board of Directors. The cost of preparing, printing, assembling and mailing will be paid by the Company. Officers, directors and other employees of the Company, without additional remuneration, may solicit proxies personally or by other appropriate means, if deemed advisable. The Company will also request brokers, banks and other nominees to send proxy materials to, and obtain proxies from, their principals, and it will reimburse such persons for their expenses in so doing. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies. Morrow & Co., Inc. will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record to forward proxy materials to the beneficial owners of such shares. For these services, the Company will pay Morrow & Co., Inc. a fee estimated not to exceed $5,500, plus reimbursement of expenses.

     Please complete, sign, date and return your proxy promptly to ensure that your shares will be voted at the Annual Meeting. We hope that you will attend the Annual Meeting. For your convenience, a self-addressed envelope, which requires no additional postage if mailed in the United States, is enclosed.

                                BY ORDER OF THE BOARD OF DIRECTORS



                                /S/ SHIRLEY M. SHIELDS
                                SHIRLEY M. SHIELDS
                                Vice President and Corporate Secretary

Youngstown, Ohio
January 29, 1999

                           COMMERCIAL INTERTECH CORP.
                               1775 Logan Avenue
                            Youngstown, Ohio  44505

                                     PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR
          THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 24, 1999



     The undersigned hereby appoints JOHN S. ANDREWS, RICHARD J. HILL AND DON E. TUCKER, and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of stock of Commercial Intertech Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Commercial Intertech Corp. to be held at The Butler Institute of American Art, 524 Wick Avenue, Youngstown, Ohio on Wednesday, March 24, 1999, at 10:00 A.M., Eastern Time, or at any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

                    PLEASE SIGN, DATE AND RETURN
                    PROMPTLY IN THE ENCLOSED ENVELOPE



                    Dated:  ________________________, 1999



                    --------------------------------------


                    --------------------------------------
                           Signature of Shareholder(s)



                    THIS PROXY SHOULD BE SIGNED EXACTLY AS
                    NAME APPEARS HEREON



                    Executors, administrators, trustees, attorneys, etc., should give full title as such. If the signer is a corporation, partnership or limited liability company, please sign full corporate, partnership or limited liability company name by duly authorized person.

1.  ELECTION OF DIRECTORS



     Nominees:  Charles B. Cushwa III, John M. Galvin,  Richard J. Hill and
                William E. Kassling.



         [  ]  FOR all nominees    [ ]  WITHHOLD AUTHORITY
               listed above             to vote for all
               (except as listed        nominees listed
               to the contrary          above
               below)


If you wish to withhold authority to vote for any individual nominee, you may write that nominee's name in the space provided below.

--------------------------------------------------------------------------------


The Board of Directors recommends a vote FOR the election of all nominees listed above as directors.



2.   RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS
     INDEPENDENT AUDITORS.



                    [  ] FOR       [ ] AGAINST      [ ] ABSTAIN



The Board of Directors recommends a vote FOR the approval of Ernst & Young as independent auditors.

3.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
     SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING
     OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.



THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF RETURNED EXECUTED WITH NO DIRECTION GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR AND FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.